Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER AND ACTING PRINCIPAL FINANCIAL
 OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002


By signing below, the Principal Executive Officer and Acting Principal Financial Officer hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Hybrid Fuels Inc.



Signed this 15th day of November 2004:



By: /s/ Paul Warkentin
--------------------------------
Paul Warkentin
President/CEO/Acting CFO
(Principal Executive Officer and Acting Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hybrid Fuels Inc. and will be retained by Hybrid Fuels Inc. and furnished to the Securities and Exchange Commission or its staff upon request.